TRANS WORLD AIRLINES, INC.

        10 1/4% Mandatory Conversion Equity Notes due 1999

                   REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement") is made and entered into as of June 16, 1998, by and among Trans World Airlines, Inc., a Delaware corporation (the "Company"), First Security Bank, National Association, as Owner Trustee (the "Owner Trustee") under the Trust Agreement N607TW dated as of March 28, 1995 between the Owner Trustee and Internationale Nederlanden Aviation Lease Delaware, Inc. (currently known as ING Lease Delaware, Inc.) (the "Original Beneficiary") and Lazard Freres & Co. LLC ("Lazard"). (The Original Beneficiary has assigned its beneficial rights in the trust created by such Trust Agreement to 767 Leasing HY, LLC ("767 Leasing").) Subject to the terms and conditions stated in the Aircraft Sale and Note Purchase Agreement made and entered into as of the 16th day of June, 1998 among the Company, the Owner Trustee, 767 Leasing and Lazard (the "Sale Agreement"), the Owner Trustee will sell to the Company one Boeing 767-231 ETOPS aircraft and its associated engines for $27,500,000, payable by the issuance by the Company of (i) $14,500,000 aggregate principal amount of the Company's 10 1/4% Senior Secured Notes due 2003 (the "Notes") and (ii) $13,000,000 aggregate principal amount of the Company's 10 1/4% Mandatory Conversion Equity Notes due 1999 (the "Equity Notes"). The Notes will be issued pursuant to an indenture dated as of June 16, 1998 (the "Indenture"), between the Company and First Security Bank, National Association, as trustee (the "Trustee").

           This Agreement is made pursuant to the Sale Agreement. In order to fulfill its obligations to the Owner Trustee and Lazard under the Sale Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing of the Sale Agreement. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture (as defined below) governing the Equity Notes.

           The parties hereby agree as follows:

SECTION 1.      DEFINITIONS

           As used in this Agreement, the following capitalized terms shall have the following meanings:

           Act:  The Securities Act of 1933, as amended.

           Closing Date: The date on which the closing of the sale of the Aircraft to the Company in exchange for Senior Notes and Equity Notes to the Owner Trustee is consummated pursuant to the Sale Agreement.

           Commission: The U.S. Securities and Exchange Commission and any successor federal agency having similar powers.


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           Common Stock: Includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Unless the context otherwise requires, all references to Common Stock shall include the associated Rights.

           Damages Payment Date: The last business day of each month.

           Effectiveness Target Date:  As defined in Section 3.

           Equity Notes: 10 1/4% Mandatory Conversion Equity Notes due 1999 of the Company.

           Exchange Act:  The Securities Exchange Act of 1934, as amended.

           Holder:  As defined in Section 2(b) hereof.

           Indenture: The Indenture dated as of June 16, 1998 between the Company and First Security Bank, National Association (the "Trustee"), pursuant to which the Equity Notes have been issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

           NASD:  National Association of Securities Dealers, Inc.

           Person: An individual, partnership, corporation, limited liability company, trust or unincorporated organization or other entity, or a government or agency or political subdivision thereof.

           Private Placement Memorandum: The Private Placement
Memorandum, dated June 16, 1998, and all amendments and supplements thereto, relating to the Equity Notes and prepared by the Company pursuant to the Sale Agreement.

           Prospectus: The prospectus included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments and supplements to the prospectus included in the Shelf Registration Statement, including post-effective amendments, and all material which may be incorporated by reference into such prospectus.

           Record Holder: With respect to any Damages Payment
Date relating to the Transfer Restricted Securities, each Person who is a Holder of record on the business day immediately preceding such Damages Payment Date.

           Registrar:  As defined in the Indenture.

           Rights: The Rights of the Company entitling the holder to purchase one one-hundredth of a share of the Company's Series A Participating Preferred Stock, par value $.01 per share, under certain circumstances issued pursuant to the Rights Agreement dated as of


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                                                               3


December 19, 1995 between the Company and American Stock Transfer & Trust Company, as Rights Agent, supplemented as of March 18, 1996 and as it may be further amended or supplemented from time to time.

           Shelf Registration Statement: As defined in Section 3(a) hereof.

           Transfer Restricted Securities: Each share of Common Stock, issued upon conversion of the Equity Notes, until the date on which each such share of Common Stock (i) has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement or (ii) is distributed to the public pursuant to Rule 144 under the Act or is salable pursuant to Rule 144(k) under the Act (or similar provisions then in force).

           Usable: Complies with the applicable rules and regulations of the Act including, without limitation, Rule 3-12 of Regulation S-X and Item 512 of Regulation S-K.

SECTION 2.      SECURITIES SUBJECT TO THIS AGREEMENT

           (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted
Securities.

           (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of record of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities or is entitled to receive Transfer Restricted Securities upon conversion of the Equity Notes.

SECTION 3.      SHELF REGISTRATION AND LISTING

           (a) The Company shall file with the Commission, as soon as practicable after the Closing Date, but in no event prior to June 23, 1998 and in any event on or prior to the date 60 days after the Closing Date, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") on Form S-3 to cover resales of all Transfer Restricted Securities by the Holders thereof who have provided the information required by Section 3(b) hereof; provided that the Company may file the Shelf Registration Statement on Form S-1 or Form S-2 if Form S-3 is not then available to the Company. The Company will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 150 days after the Closing Date (the "Effectiveness Target Date"). The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, subject to the provisions of Section 5 hereof, until the earlier of (i) the sale of all Transfer Restricted Securities covered by the Shelf Registration Statement, and (ii) the expiration of two years after the date of original issuance of the Equity Notes or, if the period applicable under Rule 144(k) under the Act, or any successor provision for such securities is shortened, such shorter period. Subject to the right of the Company to have the Shelf Registration Statement not be effective for periods of time set forth in Section 5 hereof, the Company further agrees to use its reasonable best efforts to prevent the happening of any event that would cause the Shelf Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Transfer Restricted Securities during the period


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                                                               4


that such Shelf Registration Statement is required to be effective and usable. Upon the occurrence of any event that would cause the Shelf Registration Statement (i) to contain a material misstatement or omission or (ii) to not be effective or usable for resale of Transfer Restricted Securities during the period that such Shelf Registration Statement is required to be effective and usable, the Company shall promptly file an amendment to the Shelf Registration Statement, in the case of clause (i), correcting any such misstatement or omission, and in the case of either clause (i) or (ii), use its reasonable best efforts to cause such amendment to be declared effective and such Shelf Registration Statement to become usable as soon as practicable thereafter. The Company's obligation to maintain an effective Shelf Registration Statement shall be extended for the amount of time that such Shelf Registration shall not have been effective or otherwise usable.

           (b) No Holder may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company in writing, within 10 business days after receipt of a request therefor (which initial request shall be made within 40 days after the Closing Date to the Holders on a record date not more than 5 days prior to such request), such information and representations and warranties as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder shall be entitled to liquidated damages pursuant to Section 4 hereof if such Holder's Transfer Restricted Securities are excluded from a Shelf Registration Statement because such Holder failed to furnish the Company in writing such information and representations and warranties reasonably requested by the Company for use in connection with such Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously provided to the Company by such Holder not materially misleading.

           (c) The Company shall use its reasonable best efforts to have the shares of Common Stock issuable upon conversion of the Equity Notes approved for listing on the American Stock Exchange ("ASE"), or on such other stock exchange or market as the Common Stock is then principally traded, no later than the effectiveness date of the Shelf Registration Statement relating to such Common Stock, and, if applicable, to maintain such listing until the earlier to occur of (i) the sale of all Transfer Restricted Securities covered by the Shelf Registration Statement, and (ii) the expiration of two years after the date of issuance of the Equity Notes or, if the period applicable under Rule 144(k) under the Act, or any successor provision relating to the free transferability of the Transfer Restricted Securities, is shortened, such shorter period.

SECTION 4.      LIQUIDATED DAMAGES

           Each of the Company, on behalf of itself, the Owner Trustee, on behalf of the Beneficiary, and Lazard, on behalf of itself (and each of them on behalf of each subsequent Holder), agrees that (a) the Holders will suffer damages if (i) the Shelf Registration Statement is not maintained in the manner and within the time periods contemplated by Section 3 hereof or (ii) the Company does not maintain the listing of the Common Stock issuable on the Conversion


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Date (as defined in the Indenture) on the ASE, or such other stock exchange or market on which the Common Stock is principally traded, within the time period contemplated by Section 3 and (b) it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (x) the Shelf Registration Statement is filed and declared effective but shall on or after the Conversion Date cease to be effective (without being succeeded immediately by an additional Shelf Registration Statement filed and declared effective) or usable for a period of time which shall exceed 60 days in the aggregate during any year (defined as any period of 365 days commencing on or after the date the Shelf Registration Statement is declared effective) or
(y) the Company shall fail to maintain the approval for listing of the shares of Common Stock that constitute the Transfer Restricted Securities in accordance with Section 3(c) (each such event, an "Effectiveness Default"), the Company shall pay liquidated damages until the Shelf Registration Statement again becomes effective and usable or the approval for listing is cured to each Holder who has complied with such Holder's obligations hereunder, during the first 90-day period immediately following the occurrence of any such Effectiveness Default in an amount equal to $0.01 per week per share of Common Stock (subject to adjustment in the event of stock splits, stock recombinations, stock dividends and the like) constituting Transfer Restricted Securities held by such Holder. The amount of the liquidated damages will increase by an additional $0.01 per week per share of Common Stock (subject to adjustment as set forth above) constituting Transfer Restricted Securities held by such Holder for each subsequent 90-day period until the Shelf Registration Statement again becomes effective and usable or the approval for listing is cured, up to a maximum amount of liquidated damages with respect to any such Effectiveness Default of $0.05 per week per share (subject to adjustment as set forth above) of Common Stock constituting Transfer Restricted Securities. All accrued and unpaid liquidated damages shall be paid to Record Holders by wire transfer of immediately available funds or by federal funds check by the Company on each Damages Payment Date. If the Company defaults in a payment of any liquidated damages hereunder, it shall pay the liquidated damages, plus interest on the liquidated damages at the rate of twelve percent (12%) per annum to the extent permitted by law, to the persons who are Holders on the subsequent Damages Payment Date. Following the cure of an Effectiveness Default, liquidated damages will cease to accrue with respect to such Effectiveness Default.

           All of the Company's obligations to pay accrued but unpaid liquidated damages set forth in the preceding paragraph which are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

           The parties hereto agree that the liquidated damages provided in this Section 4 constitute a reasonable estimate of the damages that will be incurred by Holders if, on or after the Conversion Date, after using reasonable best efforts, the Company is unable (x) to maintain the effectiveness of the Shelf Registration Statement for the period required by Section 3(a) or
(y) to maintain the approval for listing of the shares of Common Stock that constitute Transfer Restricted Securities for the period required by Section 3(c). It is the intention of the parties that if an Effectiveness Default shall occur as a result of the Company's failure to use its reasonable best efforts to cause the undertakings described in clauses (x) and (y) of the preceding sentence to occur, Holders shall be entitled to any damages appropriate under applicable law, which damages shall not be limited to the liquidated damages under this
Section 4; provided that any amounts of


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                                                               6


interest or liquidated damages paid pursuant to Section 2.2 of the Indenture or Section 4 of this Agreement, respectively, shall be credited against any amounts awarded to Holders by a court of competent jurisdiction.

SECTION 5.      REGISTRATION PROCEDURES

           In connection with the Shelf Registration Statement, the Company will use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution or disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

           (a) on or prior to the date 60 days after the Closing Date, prepare and file with the Commission a Shelf Registration Statement relating to the registration on Form S-3 (or, if Form S-3 is not available, on Form S-1 or Form S-2) for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof and shall include or incorporate all required financial statements, reports, schedules, exhibits and other documents; cause to be made, or otherwise cooperate and assist in any filings required to be made with the NASD and use its reasonable best efforts to cause such Shelf Registration Statement to become effective and approved on or prior to the Effectiveness Target Date by such governmental agencies or authorities as may be necessary to enable the selling Holders to consummate the disposition of such Transfer Restricted Securities; provided that before filing a Shelf Registration Statement or any Prospectus, or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Shelf Registration Statement, the Company shall furnish to such Holders and underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of such Holders, and the Company shall not file any Shelf Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which the Holders of the Transfer Restricted Securities covered by such Shelf Registration Statement or the underwriters, if any, shall reasonably object in writing within four business days after the receipt thereof on the grounds that such Shelf Registration Statement, Prospectus, amendment or supplement does not (x) comply in all material respects with the requirements of the Act or the rules and regulations thereunder or (y) fairly or accurately describe any description or other information pertaining to any of such Holders or concerning the plan of distribution contemplated by such Holders;

           (b) prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the applicable period set forth in Section 3(a) hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rule 424 under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus;


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                                                               7


           (c) advise the selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (iv) if at any time the representations and warranties of the Company contemplated by paragraph (l)(i) below cease to be true and correct, and (v) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein in order to make the statements therein not misleading in the light of the circumstances then existing. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

           (d) no less than 24 hours prior to the filing of any document that is to be incorporated by reference into the Shelf Registration Statement or the Prospectus (after the initial filing of the Shelf Registration Statement), provide copies of such document to the selling Holders and underwriters, if any, make the Company's representatives available at reasonable times for discussion of such document and include such information in such document prior to the filing thereof as such selling Holders or underwriters may reasonably and timely request;

           (e) furnish to each selling Holder and underwriter, if any, without charge, at least one copy of the Shelf Registration
Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

           (f) deliver to each selling Holder and underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and underwriters, if any, in connection with the public offering and sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

           (g) prior to any public offering of Transfer
Restricted Securities, use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Shelf
Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the


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disposition of such Transfer Restricted Securities and otherwise cooperate with the selling Holders and underwriters, if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders and underwriters, if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall be required neither to register or qualify as a foreign corporation where it is not now so qualified nor to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not now so subject;

           (h) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may request at least two business days prior to any sale of Transfer Restricted Securities made by such Holders;

           (i) use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (g) above;

           (j) if any fact or event contemplated by clause (v) of paragraph (c) above shall exist or have occurred, as promptly as practicable thereafter, prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

           (k) provide CUSIP numbers for all Transfer Restricted
Securities not later than the effective date of the Shelf
Registration Statement and provide the transfer agent for the Common Stock with printed certificates for the Transfer
Restricted Securities;

           (l) enter into such agreements and take all such other actions consistent with its obligations hereunder in connection therewith and as may be reasonably required in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to the Shelf Registration Statement, and in such connection the Company shall (i) make such representations and warranties to the Holders and underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Sale Agreement; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Holders of the Transfer Restricted Securities


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                                                               9


being sold and underwriters, if any) addressed to each selling Holder and underwriter, if any, requesting the same and covering such matters as are customarily covered in company counsel opinions to underwriters in primary underwritten offerings; (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders and underwriters, if any, requesting the same, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of the Transfer Restricted Securities being sold and underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause
(1);

           (m) subject to appropriate confidentiality arrangements being entered into, make available at reasonable times for inspection by the Holders of the Transfer Restricted Securities participating in any disposition pursuant to such Shelf Registration Statement, any underwriters and any attorney or accountant retained by such selling Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant at reasonable times in connection with such Shelf Registration Statement subsequent to the filing thereof and prior to its effectiveness;

           (n) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, a consolidated earnings statement (which need not be audited) for the twelve-month period, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement;

           (o) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible moment; use its reasonable best efforts (i) to prevent the entry of any stop order affecting the Registration Statement and (ii) to remove any such stop order if entered; and

           (p) cooperate and assist in any filings required to be made with the NASD.

           The Company agrees that it will not include in the registration contemplated by the Shelf Registration Statement any securities other than the Transfer Restricted Securities. The Company represents and warrants to the Owner Trustee and Lazard that it will not be required to include under the Shelf Registration Statement any other securities.

           The Owner Trustee, on behalf of the Beneficiary, Lazard, on behalf of itself, and both the Owner Trustee and Lazard, on behalf of each subsequent Holder, agree by acquisition of Transfer Restricted Securities that, upon receipt of any notice from the Company of the existence of any fact or the happening of any event of the kind described in clause (v) of
Section 5(c) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the


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                                                               10


supplemented or amended Prospectus contemplated by Section 5(j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities current at the time of receipt of such notice.

SECTION 6.      REGISTRATION EXPENSES

           All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement becomes effective, including without limitation:

               (i) all registration and filing fees and expenses;

              (ii) fees and expenses of compliance with federal securities or state blue sky laws (including reasonable fees and disbursements of one counsel to the Holders and the underwriters, if any, in connection with blue sky qualifications of the Transfer Restricted Securities);

             (iii) expenses of printing (including, without limitation, expenses of printing or engraving certificates for the Transfer Restricted Securities, expenses of printing or engraving certificates for the Common Stock and expenses of printing prospectuses), messenger and delivery services and telephone;

              (iv) fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the Holders chosen by the Holders of a majority of the outstanding Transfer Restricted Securities
      (determined as provided in Section 10(d));

               (v) fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

              (vi) filing fees associated with any NASD filing required to be made in connection with the Shelf
      Registration Statement;

             (vii) fees and expenses of listing the Transfer
      Restricted Securities on any securities exchange or quotation system in accordance with Section 3(c) hereof;
      and

            (viii) securities acts liability insurance, if the Company desires such insurance.

           All such expenses, including without limitation those described in the foregoing clauses (i) to (viii) are referred to herein as "Registration Expenses."


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                                                               11


           The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses of any Person, including special experts, retained by the Company. The Holders shall bear the expense of any broker's commission or underwriters' discount or commission.

SECTION 7.      UNDERWRITING

           If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker(s) and manager(s) that will manage the offering will be selected by the Holders of a majority of the then outstanding Transfer Restricted Securities (determined in accordance with Section 10(d)) included in such offering (after consultation with the Company as to such selection and upon the written consent of the Company, which consent shall not be unreasonably withheld or delayed). If requested by the underwriters, the Company will promptly enter into an underwriting agreement reasonably acceptable to the Company with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and conditions as are customary for underwriting agreements with respect to secondary offerings, including without limitation, indemnities to the effect and to the extent provided in Section 8 hereof. The Holders on whose behalf such securities are being distributed shall be party to any such underwriting agreement. Such Holders shall not be required by the Company to make any representations or warranties to the underwriters with respect to the Company or the Transfer Restricted Securities (other than that the Holders are conveying such securities free and clear of all pledges, security interests, liens, charges, encumbrances, agreements, equities, claims and options of whatever nature), and the Holders shall not be required to indemnify the Company or the underwriters (other than with respect to the matters, and to the extent, provided in Section
8). Furthermore, the Company shall make available for inspection by the Holders, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by any Holder or underwriter, all financial and other records and other information, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibilities.

           No Holder may participate in any underwritten distribution hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved in accordance with the terms hereof, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

SECTION 8.      INDEMNIFICATION

           (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Act or the Exchange Act (each Holder and such controlling persons referred to in this Section 8(a) and the Company and its controlling persons referred to in Section 8(b), being collectively referred to herein, as the case may be, as the "indemnified parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Transfer Restricted Securities) to which each indemnified party may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration Statement, or arise out of, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the indemnified parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration Statement in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein, (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in the Prospectus relating to such Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any person as to which there is a prospectus delivery requirement (a "Delivering Seller") that sold the Transfer Restricted Securities to the person asserting any such losses, claims, damages or liabilities to the extent that any such loss, claim, damage or liability of such Delivering Seller results from the fact that there was not sent or given to such person, on or prior to the written confirmation of such sale, a copy of the Prospectus, as amended and supplemented, provided that (I) the Company shall have previously furnished copies thereof to such Delivering Seller in accordance with this Agreement and (II) such furnished Prospectus, as amended and supplemented, would have corrected any such untrue statement or omission or alleged untrue statement or omission, and (iii) this indemnity agreement will be in addition to any liability which the Company may otherwise have to such indemnified party. The Company shall also indemnify underwriters, selling brokers, dealer-managers and similar securities industry professionals participating in the distribution (in each case as described in the Shelf Registration Statement), their officers and directors and each person who controls such persons within the meaning of the Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders if requested by such Holders.

           (b) Each Holder, severally and not jointly, will indemnify and hold harmless the Company, each other Holder and each person, if any, who controls the Company and each such Holder within the meaning of the Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof to which the Company, each other Holder or any such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company and each such Holder for any legal or other expenses reasonably incurred by the Company, each other Holder or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company, each other Holder or any of their respective controlling persons.

           (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party, except to the extent that it is prejudiced or harmed in any material respect by failure to give such prompt notice. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with one counsel (and local counsel as necessary) reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, not to be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include any injunctive relief against such indemnified party. No indemnifying party shall be liable for any amounts paid in settlement of any action or claim without its written consent, which consent shall not be unreasonably withheld.

           (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient, then each indemnifying party will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the indemnifying party from persons other than the party to be indemnified), to which the indemnifying party and the party to be indemnified may be subject in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the party to be indemnified, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or such Holder or such other indemnified person, as the case may be, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, liabilities, expenses or damages, or actions in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purpose of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this Section 8(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act will have the same rights to contribution as that party, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d). Except for a settlement entered into pursuant to the penultimate sentence of Section 8(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld or delayed).

           (e) The agreements contained in this Section 8 shall survive the sale of the Transfer Restricted Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

SECTION 9.     RULE 144

           The Company shall use its reasonable best efforts to file on a timely basis all such reports required to be filed under the Exchange Act as, and endeavor in good faith to take such other actions as, are reasonably necessary to enable Holders to sell Transfer Restricted Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, and (b) any similar rules or regulations hereafter adopted by the Commission. Upon request of any Holder, the Company will deliver a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of the Owner Trustee or Lazard, deliver to the Owner Trustee or Lazard a certificate, signed by the Company's principal financial officer, stating (i) the Company's name, address and telephone number (including area code), (ii) the Company's Internal Revenue Service identification number, (iii) the Company's Commission file number, (iv) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by the Company, and (v) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

SECTION 10.     MISCELLANEOUS

           (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein, and as provided in the Sale Agreement and granted by law, including the recovery of damages, shall be entitled to specific performance of such Holder's rights under this Agreement. Except with respect to the payment of Liquidated Damages in the event of the occurrence of an Effectiveness Default, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees in any action for specific performance to waive the defense that a remedy at law would be adequate.

           (b) No Inconsistent Agreements. The Company has not and shall not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not in any way conflict with and are not and will not be inconsistent with the rights granted to the holders of the Company's securities under any other agreements. No holder of securities of the Company has rights to the registration of any securities of the Company because of the execution, delivery or performance by the Company of this Agreement or as a result of the filing of the Shelf Registration Statement.

           (c) No Adverse Action Affecting the Transfer
Restricted Securities. The Company has not taken and will not take, any action, or permit any change to occur with respect to the Transfer Restricted Securities which would adversely affect the ability of any of the Holders to include such Holder's Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

           (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of

Equity Notes assuming conversion thereof into Common Stock or, if the Equity Notes have been converted into Common Stock, the outstanding shares of Common Stock constituting Transfer Restricted Securities, as the case may be. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being sold pursuant to the Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Holders of a majority of the Transfer Restricted Securities being sold.

           (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight deliver:

               (i) if to a Holder, at the address set forth on the records of the Company or the Registrar under the Indenture, with a copy to the Registrar, and if to the Owner Trustee or Lazard, at the address set forth in the Sale Agreement; and

              (ii) if to the Company, initially at its address set forth in the Sale Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

           All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed on a business day (or otherwise on the first business day following such answer back); when receipt acknowledged, if telecopied on a business day (or otherwise on the first business day following such acknowledgment); and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

           Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in the Indenture.

           (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon and enforceable by the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders.

           (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH
STATE.

           (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

           (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Sale Agreement, except as provided in the Indenture and the Sale Agreement. Except as set forth in the prior sentence, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           (l) Like Treatment of Holders. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the exchange of Transfer Restricted Securities, or otherwise, to any Holder, for or as an inducement to, or in connection with the solicitation of, any vote, consent, waiver or amendment of any terms or provisions of this Agreement, unless such consideration is required to be paid to all Holders bound by such vote, consent, waiver or amendment whether or not such Holders so consent, vote, waive or agree to amend and whether or not such Holders tender their Transfer Restricted Securities for redemption or conversion. Notwithstanding the foregoing, the Company may pay or cause to be paid consideration to any Holder in connection with any transaction the purpose of which is not to induce or solicit any vote, consent, waiver or amendment of any terms or provisions of this Agreement.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                               TRANS WORLD AIRLINES, INC.


                               By: /s/ Michael J. Lichty
                                  ----------------------
                                   Name:  Michael J. Lichty
                                   Title: Vice President and
                                           Deputy Counsel




                               FIRST SECURITY BANK, NATIONAL
                               ASSOCIATION, not in its individual
                               capacity but as Owner Trustee


                               By: /s/ Arge Pavlos
                                  ----------------------
                                   Name:  Arge Pavlos
                                   Title: Assistant Trust Officer


                               LAZARD FRERES & CO. LLC


                                By: /s/ Michael S. Liss
                                   ----------------------
                                   Name:  Michael S. Liss
                                   Title: Managing Director